Exhibit 99.1

Landmark Infrastructure Partners LP Reports First Quarter Results

El Segundo, California, May 7, 2020 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its first quarter financial results.

Highlights

•	Reported rental revenue of $15.7 million, a 9% increase year-over-year;
•	Net loss attributable to common unitholders of $0.18 per diluted unit, FFO of $0.01 per diluted unit and AFFO of $0.33 per diluted unit;
•	Completed $170 million securitization refinancing transaction; and
•	Announced a quarterly distribution of $0.20 per common unit.

First Quarter 2020 Results

Rental revenue for the quarter ended March 31, 2020 was $15.7 million, an increase of 9% compared to the first quarter of 2019.  Net income attributable to common unitholders per diluted unit in the first quarter of 2020 was a loss of $0.18, compared to income of $0.15 in the first quarter of 2019.  FFO for the first quarter of 2020 was $0.01 per diluted unit, compared to $0.12 in the first quarter of 2019.  FFO included a $7.3 million unrealized loss on interest rate hedges, a $3.4 million foreign currency transaction gain and a $2.2 million loss on early extinguishment of debt and in the first quarter of 2020, and a $2.8 million unrealized loss on interest rate hedges in the first quarter of 2019.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, was $0.33 in the first quarter of 2020 compared to $0.32 in the first quarter of 2019.

“We are pleased to announce another quarter of solid financial and operating results with AFFO increasing 5% compared to the first quarter of 2019 and continued progress of our development strategy,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “Despite the challenging economic environment, we believe that we are well-positioned to execute our business plan with a focus on preserving liquidity and capital for potential impacts to our business and positioning the Partnership to take advantage of any market opportunities.”

Quarterly Distributions

On April 21, 2020, the Board of Directors of the Partnership’s general partner declared a distribution of $0.20 per common unit, or $0.80 per common unit on an annualized basis, for the quarter ended March 31, 2020.  The distribution is payable on May 15, 2020 to common unitholders of record as of May 4, 2020.

On April 20, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which is payable on May 15, 2020 to Series C preferred unitholders of record as of May 1, 2020.

On April 20, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on May 15, 2020 to Series B preferred unitholders of record as of May 1, 2020.

On March 20, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on April 15, 2020 to Series A preferred unitholders of record as of April 1, 2020.

Capital and Liquidity

As of March 31, 2020, the Partnership had $177.6 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $272 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

The Partnership did not make any significant acquisitions in the first quarter of 2020.

At-The-Market (“ATM”) Equity Programs

Year-to-date through March 31, 2020, the Partnership issued 109,724 common units, 23,287 Series A preferred units and 84,139 Series B preferred units through its At-The-Market (“ATM”) issuance programs for gross proceeds of approximately $4.5 million.

Conference Call Information

The Partnership will hold a conference call on Thursday, May 7, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its first quarter 2020 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/guwntogq, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 5896969.

A webcast replay will be available approximately two hours after the completion of the conference call through May 7, 2021 at https://edge.media-server.com/mmc/p/guwntogq.  The replay is also available through May 16, 2020 by dialing 855-859-2056 or 404-537-3406 and entering the access code 5896969.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the Commission on February 27, 2020.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Rental revenue	$15,678	$14,393
Expenses
Property operating	731	665
General and administrative	1,612	1,478
Acquisition-related	315	127
Depreciation and amortization	3,892	3,517
Impairments	82	204
Total expenses	6,632	5,991
Other income and expenses
Interest and other income	232	394
Interest expense	(4,701)	(4,488)
Loss on early extinguishment of debt	(2,231)	—
Unrealized loss on derivatives	(7,291)	(2,762)
Equity income (loss) from unconsolidated joint venture	150	(55)
Gain on sale of real property interests	—	5,862
Foreign currency transaction gain (loss)	3,363	(21)
Total other income and expenses	(10,478)	(1,070)
Income (loss) before income tax expense (benefit)	(1,432)	7,332
Income tax expense (benefit)	(60)	122
Net income (loss)	(1,372)	7,210
Less: Net income attributable to noncontrolling interests	8	8
Net income (loss) attributable to limited partners	(1,380)	7,202
Less: Distributions to preferred unitholders	(3,060)	(2,894)
Less: General Partner's incentive distribution rights	—	(197)
Less: Accretion of Series C preferred units	(97)	(356)
Net income (loss) attributable to common unitholders	$(4,537)	$3,755
Net income (loss) per common unit
Common units – basic	$(0.18)	$0.15
Common units – diluted	$(0.18)	$0.15
Weighted average common units outstanding
Common units – basic	25,461	25,338
Common units – diluted	25,461	25,338
Other Data
Total leased tenant sites (end of period)	1,952	1,933
Total available tenant sites (end of period)	2,058	2,023

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Land	$139,102	$141,851
Real property interests	548,671	543,328
Construction in progress	63,699	68,907
Total land and real property interests	751,472	754,086
Accumulated depreciation and amortization of real property interests	(53,212)	(50,015)
Land and net real property interests	698,260	704,071
Investments in receivables, net	8,417	8,822
Investment in unconsolidated joint venture	61,533	62,059
Cash and cash equivalents	14,022	7,446
Restricted cash	4,680	5,619
Rent receivables	5,395	5,105
Due from Landmark and affiliates	1,611	1,132
Deferred loan costs, net	4,278	4,557
Deferred rent receivable	5,860	6,176
Other intangible assets, net	23,108	23,966
Assets held for sale (AHFS)	395	421
Right of use asset, net	10,828	11,358
Other assets	15,767	14,873
Total assets	$854,154	$855,605
Liabilities and equity
Revolving credit facility	$177,625	$232,907
Secured notes, net	279,652	217,098
Accounts payable and accrued liabilities	9,253	8,598
Other intangible liabilities, net	7,221	7,606
Operating lease liability	9,883	10,268
Finance lease liability	849	908
Prepaid rent	6,737	5,747
Derivative liabilities	10,223	3,149
Total liabilities	501,443	486,281
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,988,700 units issued and outstanding at March 31, 2020 and December 31, 2019, respectively	47,763	47,666
Equity
Series A cumulative redeemable preferred units, 1,745,328 and 1,722,041 units issued and outstanding at March 31, 2020 and December 31, 2019, respectively	40,785	40,210
Series B cumulative redeemable preferred units, 2,628,932 and 2,544,793 units issued and outstanding at March 31, 2020 and December 31, 2019, respectively	63,014	60,926
Common units, 25,470,232 and 25,353,140 units issued and outstanding at March 31, 2020 and December 31, 2019, respectively	370,314	382,581
General Partner	(161,252)	(162,277)
Accumulated other comprehensive income (loss)	(8,114)	17
Total limited partners' equity	304,747	321,457
Noncontrolling interests	201	201
Total equity	304,948	321,658
Total liabilities, mezzanine equity and equity	$854,154	$855,605

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	703	907	77.1	(7)	848	26.6			$5,136	33%
Outdoor Advertising	600	744	75.8	(7)	722	15.0			4,492	29%
Renewable Power Generation	18	47	47.4	(7)	47	30.2			216	1%
Subtotal	1,321	1,698	75.2	(7)	1,617	21.5			$9,844	63%
Tenant Lease Assignment only (8)
Wireless Communication	116	166	50.0		146	15.6			$1,037	7%
Outdoor Advertising	33	36	61.9		34	12.8			249	1%
Renewable Power Generation	6	6	67.1		6	26.5			56	—%
Subtotal	155	208	52.6		186	15.5			$1,342	8%
Tenant Lease on Fee Simple
Wireless Communication	22	31	99.0	(7)	28	23.9			$1,709	11%
Outdoor Advertising	83	104	99.0	(7)	104	4.6			1,135	7%
Renewable Power Generation	14	17	99.0	(7)	17	29.3			1,648	11%
Subtotal	119	152	99.0	(7)	149	10.9			$4,492	29%
Total	1,595	2,058	71.0	(9)	1,952	20.1			$15,678	100%
Aggregate Portfolio
Wireless Communication	841	1,104	67.2		1,022	24.9	93%	$1,999	$7,882	51%
Outdoor Advertising	716	884	76.8		860	13.6	97%	2,322	5,876	37%
Renewable Power Generation	38	70	36.0		70	29.3	100%	9,147	1,920	12%
Total	1,595	2,058	71.0	(9)	1,952	20.1	95%	$2,400	$15,678	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of March 31, 2020 were 3.2, 7.0, 16.9 and 5.1 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2020. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 62 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(1,372)	$7,210
Adjustments:
Depreciation and amortization expense	3,892	3,517
Impairments	82	204
Gain on sale of real property interests, net of income taxes	—	(5,862)
Adjustments for investment in unconsolidated joint venture	791	979
Distributions to preferred unitholders	(3,060)	(2,894)
Distributions to noncontrolling interests	(8)	(8)
FFO attributable to common unitholders	$325	$3,146
Adjustments:
General and administrative expense reimbursement (1)	1,101	994
Acquisition-related expenses	315	127
Unrealized loss on derivatives	7,291	2,762
Straight line rent adjustments	169	110
Unit-based compensation	120	130
Amortization of deferred loan costs and discount on secured notes	589	758
Amortization of above- and below-market rents, net	(236)	(224)
Deferred income tax benefit	(299)	—
Loss on early extinguishment of debt	2,231	—
Repayments of receivables	142	150
Adjustments for investment in unconsolidated joint venture	38	37
Foreign currency transaction (gain) loss	(3,363)	21
AFFO attributable to common unitholders	$8,423	$8,011

FFO per common unit - diluted	$0.01	$0.12
AFFO per common unit - diluted	$0.33	$0.32
Weighted average common units outstanding - diluted	25,461	25,338

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income (loss)	$(1,372)	$7,210
Interest expense	4,701	4,488
Depreciation and amortization expense	3,892	3,517
Income tax expense (benefit)	(60)	122
EBITDA	$7,161	$15,337
Impairments	82	204
Acquisition-related	315	127
Unrealized loss on derivatives	7,291	2,762
Loss on early extinguishment of debt	2,231	—
Gain on sale of real property interests	—	(5,862)
Unit-based compensation	120	130
Straight line rent adjustments	169	110
Amortization of above- and below-market rents, net	(236)	(224)
Repayments of investments in receivables	142	150
Adjustments for investment in unconsolidated joint venture	1,494	1,683
Foreign currency transaction (gain) loss	(3,363)	21
Deemed capital contribution to fund general and administrative expense reimbursement(1)	1,101	994
Adjusted EBITDA	$16,507	$15,432
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$9,463	$8,167
Unit-based compensation	(120)	(130)
Unrealized loss on derivatives	(7,291)	(2,762)
Loss on early extinguishment of debt	(2,231)	—
Depreciation and amortization expense	(3,892)	(3,517)
Amortization of above- and below-market rents, net	236	224
Amortization of deferred loan costs and discount on secured notes	(589)	(758)
Receivables interest accretion	—	3
Impairments	(82)	(204)
Gain on sale of real property interests	—	5,862
Adjustment for uncollectible accounts	(82)	(5)
Equity income (loss) from unconsolidated joint venture	150	(55)
Distributions of earnings from unconsolidated joint venture	(675)	(1,482)
Foreign currency transaction gain (loss)	3,363	(21)
Working capital changes	378	1,888
Net income (loss)	$(1,372)	$7,210
Interest expense	4,701	4,488
Depreciation and amortization expense	3,892	3,517
Income tax expense (benefit)	(60)	122
EBITDA	$7,161	$15,337
Less:
Gain on sale of real property interests	—	(5,862)
Amortization of above- and below-market rents, net	(236)	(224)
Foreign currency transaction gain	(3,363)	—
Add:
Impairments	82	204
Acquisition-related	315	127
Unrealized loss on derivatives	7,291	2,762
Loss on early extinguishment of debt	2,231	—
Unit-based compensation	120	130
Straight line rent adjustment	169	110
Repayments of investments in receivables	142	150
Adjustments for investment in unconsolidated joint venture	1,494	1,683
Foreign currency transaction loss	—	21
Deemed capital contribution to fund general and administrative expense reimbursement (1)	1,101	994
Adjusted EBITDA	$16,507	$15,432

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.